SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934 (Amendment No. )

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IDEX MUTUAL FUNDS (Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT DATED JANUARY 27, 2003
IDEX MUTUAL FUNDS
ON BEHALF OF IDEX MARSICO GROWTH

570 Carillon Parkway
St. Petersburg, Florida 33716
(Toll Free) 1-888-233-4339

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE NOT REQUESTED TO SEND US A PROXY

        This information statement is being furnished to the shareholders invested in IDEX Marsico Growth (the “Fund”) of IDEX Mutual Funds (“IDEX”), to provide information regarding the approval by the Board of Trustees (referred to herein as the “Board” or “Trustees”) of a new sub-advisory agreement (the “Sub-Advisory Agreement”) on behalf of the Fund, dated December 5, 2002, between AEGON/Transamerica Fund Advisers, Inc. (“ATFA” or “Investment Adviser”) and Banc of America Capital Management, LLC (“BACAP”or “Sub-Adviser”), copies of which are attached hereto as Exhibit A.

        This information statement is provided in lieu of a proxy statement to shareholders of record as of January 23, 2003, pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits ATFA to hire new sub-advisers and to make changes to existing sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of those parties (“Independent Trustees”), without obtaining shareholder approval. This information statement will be mailed on or about January 29, 2003.

        As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Fund, and the terms of the Sub-Advisory Agreement with BACAP, which the Trustees of IDEX have approved, and is included as Exhibit A to this information statement.

        IDEX is an open-end management investment company registered under the 1940 Act, and is organized as a Massachusetts business trust. The Fund’s principal executive office is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

GENERAL INFORMATION

        Goldman Sachs Asset Management (“Goldman Sachs”) resigned as sub-adviser for IDEX Goldman Sachs Growth effective at the close of business on October 31, 2002. At a special telephonic meeting on October 30, 2002, a majority of the Trustees, including a majority of the Independent Trustees, upon Management’s recommendation, selected BACAP as a comparable investment manager to serve as sub-adviser to the Fund. ATFA and BACAP entered into an interim sub-advisory agreement on November 1, 2002 (the “Interim Agreement”). Concurrently, BACAP entered into an agreement with Marsico Capital Management, LLC (“Marsico”), its affiliate, to provide sub-advisory services to the Fund (the “Marsico Agreement”). On December 3, 2002, at an in-person meeting, the Board approved a Sub-Advisory Agreement on behalf of the Fund, dated December 5, 2002, between ATFA and BACAP. The terms and conditions of the Sub-Advisory Agreement are substantially identical to the terms and conditions of the Interim Agreement, except for the date and the initial term for a period of two years. Further, the terms and conditions of the Sub-Advisory Agreement are substantially identical to the terms and conditions of the agreement between ATFA and Goldman Sachs. Under the Goldman Sachs sub-advisory agreement, Goldman Sachs received sub-advisory fees in the following amounts: 0.50% of the first $50 million of the Fund’s average daily net assets; 0.45% of the Fund’s average daily net assets over $50 million up to $100 million; and 0.40% of the Fund’s average daily net assets over $100 million. Under the new Sub-Advisory Agreement, BACAP receives: 0.40% of the first $250 million of average daily net assets; 0.375% of the next $250 million; 0.35% of the next $500 million; and 0.30% of average daily net assets in excess of $1 billion, which reflects a net decrease in fees. See “Terms of the Sub-Advisory Agreement” below.

        The Board also approved the Marsico Agreement on December 3, 2002. Under the terms of the Marsico Agreement, BACAP will pay Marsico 0.40% of the Fund’s average daily net assets for its services.

        BACAP provides an investment style similar to that of Goldman Sachs with a comparable risk/reward ratio. There can be no assurance that the Fund’s performance will be the same or comparable to its performance when it was managed by Goldman Sachs. The Board and Management determined that hiring BACAP, and ultimately Marsico, may attract new assets and serve in the best interests of shareholders. See “Board Consideration of the Sub-Advisory Agreement” below.

        Section 15 of the 1940 Act requires that a majority of the Fund’s outstanding voting securities approve a sub-advisory agreement. However, pursuant to the Order, ATFA, on behalf of the Fund and any future open-end management investment company managed by ATFA, may enter into sub-advisory agreements with non-affiliated entities on behalf of certain portfolios without receiving prior shareholder approval. On December 15, 1998, shareholders of the Fund authorized the Investment Adviser to enter into new sub-advisory agreements without shareholder approval. Therefore, execution and implementation of the Sub-Advisory Agreement does not require shareholder consent.

        The Fund will pay for the costs associated with preparing and distributing this information statement to its shareholders. This information statement will be mailed on or about January 29, 2003.

THE INVESTMENT ADVISER

        ATFA serves as the investment adviser to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”) dated as of March 1, 1999, as amended. The Advisory Agreement was initially approved by the Board for a term of two years and is approved annually thereafter in accordance with the terms of the 1940 Act. The Advisory Agreement was last approved by the Trustees of the Fund, including a majority of the Independent Trustees, on March 18, 2002. The Advisory Agreement was last approved by shareholders on March 1, 1999.

        ATFA is a Florida corporation with its principal offices located at 570 Carillon Parkway, St. Petersburg, Florida 33716. ATFA is a wholly-owned direct subsidiary of Western Reserve Life Assurance Co. of Ohio, which is wholly-owned by First AUSA Life Insurance Company, a stock life insurance company, which is wholly-owned by Transamerica Holding Company, which is wholly-owned by AEGON USA, Inc. (“AEGON USA”), a financial services holding company. AEGON USA is a financial services holding company whose primary emphasis is generally the sale and servicing of life and health insurance, and annuity and investment products. AEGON USA is a wholly-owned indirect subsidiary of AEGON, N.V., a Netherlands corporation, which is a publicly traded international insurance group.

        The Investment Adviser’s Directors and Principal Executive Officer, together with their principal occupations, are listed in Exhibit B.

TERMS OF THE ADVISORY AGREEMENT

        Pursuant to the Advisory Agreement for the Fund, ATFA is subject to the supervision of the Trustees and, in conformity with the stated policies of IDEX, manages both the investment operations of the Fund, and the composition of the IDEX portfolios, including the purchase, retention and disposition of portfolio securities. The Investment Adviser is authorized to enter into sub-advisory agreements for investment advisory services in connection with the management of IDEX and each portfolio thereof. The Investment Adviser will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreement. For its services, ATFA is compensated by the Fund at the rate of 0.80% of the first $250 million of average daily net assets; 0.75% of the next $250 million; 0.70% of the next $500 million; and 0.60% over $1 billion of average daily net assets.

        During the Fund’s most recently completed fiscal year ended October 31, 2002, ATFA received an annual total of $263,395.47 for service as its investment adviser. The amount of investment management fees paid to ATFA had the new advisory fee arrangements been in place during the Fund’s most recently completed fiscal year would have been the same, due to breakpoints in the Fund’s advisory fee structure.

        ATFA reviews the performance of all sub-advisers, and makes recommendations to the Trustees with respect to the retention and renewal of agreements. In connection therewith, ATFA is obligated to keep certain books and records of IDEX. ATFA also administers IDEX’s business affairs and, in connection therewith, furnishes IDEX with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by Investors Bank & Trust Company, IDEX’s custodian, and AEGON/Transamerica Fund Services, Inc., IDEX’s transfer and dividend disbursing agent. The management services of ATFA for IDEX are not exclusive under the terms of the Advisory Agreement, and ATFA is free to, and does, render management services to others.

        In connection with its management of the business affairs of IDEX, ATFA bears: (a) all expenses incurred by ATFA or by IDEX in connection with managing the ordinary course of IDEX’s business, other than those assumed by a Fund, as described below; and (b) the fees payable to the sub-adviser pursuant to the sub-advisory agreement between ATFA and a sub-adviser.

        Under the terms of the Advisory Agreement, the Fund is responsible for its respective share of the payment of the following expenses: (i) fees payable to the Investment Adviser pursuant to this Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) its allocable share of the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in Massachusetts and fees of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and the Investment Adviser); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

        The Advisory Agreement provides that ATFA will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Advisory Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Advisory Agreement continues in effect for a period of no more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the 1940 Act. The Advisory Agreement also provides that it will terminate automatically if assigned and may be terminated without penalty by the Trustees of IDEX, by vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act) or by ATFA, upon 60 days’ written notice to IDEX.

        ATFA acts as investment adviser to the following investment companies, in addition to IDEX: AEGON/Transamerica Series Fund, Inc., Transamerica Occidental Life Insurance Company Separate Account Fund B and Transamerica Income Shares, Inc.

INFORMATION CONCERNING THE SUB-ADVISER

        BACAP is located at 101 S. Tryon Street, Charlotte, North Carolina 28255. Marsico is located at 1200 17th Street, Suite 1300, Denver, Colorado 80202. BACAP and Marsico are registered investment advisers. BACAP and Marsico had approximately $192.9 billion and $14.8 billion, respectively, in assets under management as of December 31, 2002. Exhibit B sets forth certain information concerning the principal executive Officers and Directors of BACAP and Marsico.

        BACAP and Marsico provide investment management and related services to other mutual fund portfolios and individual, corporate, charitable and retirement accounts. Exhibit C sets forth certain information regarding each registered investment company portfolio with an investment objective similar to that of the Fund advised or sub-advised by BACAP and Marsico.

Investment Strategy

        The name of the Fund has been changed to IDEX Marsico Growth as a result of the change in sub-adviser. The investment objective of the Fund is to seek long-term growth of capital.

        BACAP seeks to achieve the Fund’s objective by investing principally in common stocks. The Fund invests, under normal circumstances, at least 90% (not including securities lending collateral and any investment of that collateral) of total assets in a diversified portfolio of equity securities that are considered by BACAP to have long-term capital appreciation potential. Stocks for the Fund are selected based on their prospects for above-average growth. BACAP will select securities of growth companies trading, in its opinion, at a reasonable price relative to other industries, competitors and historical price/earning multiples.

        In order to determine whether a security has favorable growth prospects, BACAP ordinarily looks for one or more of the following characteristics in relation to the security’s prevailing price:

|X|	Prospects for above average sales and earnings growth per share
|X|	High return on invested capital
|X|	Free cash flow generation
|X|	Sound balance sheet, financial and accounting policies, and overall financial strength
|X|	Strong competitive advantages
|X|	Effective research, product development, and marketing
|X|	Pricing flexibility
|X|	Strength of management
|X|	General operating characteristics that will enable the company to compete successfully in its marketplace

        The Fund generally will invest in companies whose earnings are believed to be in a relatively strong growth trend, or, to a lessor extent, in companies in which significant further growth is not anticipated, but whose market value per share is thought to be undervalued.

        Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 10% of its total assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

TERMS OF THE SUB-ADVISORY AGREEMENT

        The following summary of the Sub-Advisory Agreement is qualified in its entirety by reference to the copy of the Sub-Advisory Agreement attached as Exhibit A to this Information Statement.

        Under the Sub-Advisory Agreement, BACAP is compensated by ATFA (and not the Fund) at an annual rate of (i) 0.40% of the first $250 million of average daily net assets; 0.375% of the next $250 million; 0.35% of the next $500 million; and 0.30% of average daily net assets in excess of $1 billion; (ii) less BACAP’s pro rata share of expenses in excess of the Fund’s expense limitation. The Sub-Advisory Agreement provides that, subject to ATFA’s and the Board’s supervision, BACAP is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, BACAP also provide ATFA with all books and records relating to the transactions it executes and renders to the Trustees such periodic and special reports as the Board may reasonably request.

        The Sub-Advisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Sub-Advisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund, (2) the Sub-Advisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s management agreement with ATFA, and (3) the Sub-Advisory Agreement may be terminated at any time by BACAP or ATFA on 60 days’ written notice to the other party to the Sub-Advisory Agreement.

        The Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, BACAP will not be liable for any act or omission in connection with its activities as sub-adviser to the Fund.

BOARD CONSIDERATION OF THE SUB-ADVISORY AGREEMENT

        At an in-person meeting of the Board, at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered and approved the Sub-Advisory Agreement. In considering the approval of the Sub-Advisory Agreement, the Trustees, including the Independent Trustees, considered whether the approval of the Sub-Advisory Agreement was in the best interests of the Fund. At the meeting, the Trustees reviewed materials furnished by ATFA and BACAP. ATFA explained to the Trustees the research, review and selection process that it employed to identify BACAP as the best potential candidate as sub-adviser to the Fund, which included the review of BACAP’s due diligence materials by ATFA. ATFA explained the reasons why it selected BACAP and why it recommended that the Trustees approve BACAP as the Fund’s new sub-adviser.

        In determining whether it was appropriate to approve the Sub-Advisory Agreement, the Board requested information, provided by ATFA and BACAP, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel with respect to its deliberations.

        The Board considered a number of factors in approving BACAP including: 1) the proposed fees, determining that they were fair and reasonable in light of the services expected to be provided; 2) the anticipated costs of the services; 3) the estimated profitability of BACAP’s relationship with IDEX; and 4) the proposed fees in comparison to the fees paid by similar funds. They noted that the proposed fees also reflect a reduction. The Board further reviewed the nature, quality and extent of the sub-advisory services expected to be provided by BACAP and its engagement of its affiliate, Marsico Capital Management, Inc. as portfolio manager, its reputation, expertise and resources, and the historical performance of accounts advised by it. They considered BACAP’s representations regarding its staffing and capabilities to manage the Fund, including the retention of personnel with significant portfolio management experience, BACAP’s entrepreneurial commitment to the management and success of the Fund, and the overall high quality of the personnel, operations, financial conditions, investment management capabilities, methodologies, and performance of BACAP and its affiliates.

        The Board determined that the terms of the Sub-Advisory Agreement were substantially similar to the predecessor agreement between ATFA and Goldman Sachs, and would not increase fund expenses. Under the prior sub-advisory agreement between ATFA and Goldman Sachs, the sub-advisory fee was payable at the rate of 0.50% of the first $50 million of the Fund’s average daily net assets; 0.45% of the next $50-100 million; and 0.40% of assets in excess of $100 million. Under the new Sub-Advisory Agreement between ATFA and BACAP, the Sub-Adviser shall receive a monthly investment management fee equal to (i) 0.40% of the first $250 million of average daily net assets; 0.375% of the next $250 million; 0.35% of the next $500 million; and 0.30% of average daily net assets in excess of $1 billion; (ii) less BACAP’s pro rata share of expenses in excess of the Fund’s expense limitation.

        During the Fund’s most recently completed fiscal year ended October 31, 2002, Goldman Sachs received an aggregate annual total of $158,629.54 from ATFA for services rendered to the Fund. The aggregate amount of investment management fees paid by ATFA had the new Sub-Advisory Agreement been in place during the Fund’s most recently completed fiscal year would have been $79,055.88, a 50.2% decrease due to breakpoints in the fee structure.

        The Fund paid affiliated brokerage fees for the fiscal year ended December 31, 2002 of $177 to Goldman Sachs & Company; and $527 to Soundview Technology, both affiliated brokers of the Fund.

        Based upon its review of the information requested and provided, the Board concluded that the Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Sub-Advisory Agreement.

PRINCIPAL SHAREHOLDERS

        As of January 23, 2003, the Fund had 6,638,164.43 outstanding shares of beneficial interest.

SHAREHOLDER PROPOSALS

        As a general matter, the Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposal to the Secretary of IDEX, 570 Carillon Parkway, St. Petersburg, Florida 33716.

        Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

ANNUAL REPORT

        IDEX will furnish, without charge, a copy of its most recent annual or semi-annual report to shareholders upon request. Any such request should be directed to IDEX by calling (888) 233-4339 or by writing IDEX at P.O. Box 9015, Clearwater, Florida 33758-9015.

ADDITIONAL INFORMATION

        ATFA, the Fund’s investment adviser, and its transfer agent and administrator, AEGON/Transamerica Fund Services, Inc., are located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The principal underwriter/distributor, AFSG Securities Corporation, is located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499-0002.

By Order of the Board of Trustees, /S/ JOHN K. CARTER John K. Carter, Esq., Secretary IDEX Mutual Funds St. Petersburg, Florida

Exhibit A – Sub-Advisory Agreement
Exhibit B – Directors and Principal Officer of ATFA and BACAP
Exhibit C – Similar Funds

Exhibit A

SUB-ADVISORY AGREEMENT
BETWEEN
AEGON/TRANSAMERICA FUND ADVISERS, INC. AND
BANC OF AMERICA CAPITAL MANAGEMENT, LLC

This Agreement is entered into as of December 5, 2002 between AEGON/TRANSAMERICA FUND ADVISERS, INC., a Florida corporation (referred to herein as “ATFA”), and Banc of America Capital Management, LLC, a limited liability company organized and existing under the laws of the State of North Carolina (referred to herein as “BACAP”).

WHEREAS, ATFA entered into an Investment Advisory Agreement (referred to herein as the “Advisory Agreement”), dated as of November 1, 2002 with IDEX Mutual Funds, a Massachusetts business trust (herein referred to as “IDEX”) on behalf of IDEX Marsico Growth (the “Fund”), under which ATFA has agreed, among other things, to act as investment adviser to the Fund.

WHEREAS, the Advisory Agreement provides that ATFA may engage BACAP to furnish investment information and advice to assist ATFA in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Fund.

        WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by BACAP to ATFA and the terms and conditions under which such services will be rendered.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.     Services of BACAP. BACAP shall act as investment counsel to ATFA with respect to the Fund. In this capacity, BACAP shall have the following responsibilities:

    (a)        provide a continuous investment program for the Fund including advice as to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

(b)     to cause its representatives to attend meetings of ATFA or IDEX (by telephone or otherwise) when reasonably necessary and to furnish oral or written reports, as ATFA may reasonably require, in order to keep ATFA and its officers and the Trustees of IDEX and appropriate officers of IDEX fully informed as to the condition of the investment portfolio of the Fund, the investment recommendations of BACAP, and the investment considerations which have given rise to those recommendations;

(c)     to furnish such statistical and analytical information and reports as may reasonably be required by ATFA from time to time; and

(d)     to supervise the purchase and sale of securities as sub-adviser as described below;

    (e)        Investment Sub-Advisory Services. BACAP shall act as the investment sub-adviser and shall supervise and direct the investments of the Fund in accordance with the Fund’s investment objective, policies, and restrictions as provided in the Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the “Prospectus”), and such other limitations as directed by the appropriate officers of ATFA or IDEX by notice in writing to BACAP; provided that BACAP shall be entitled to rely on and comply with the Prospectus most recently furnished to BACAP by ATFA. BACAP shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Fund in a manner consistent with the Fund’s investment objective, policies, and restrictions. In furtherance of this duty, BACAP, on behalf of the Fund, is authorized, in its discretion and without prior consultation with IDEX or ATFA, to:

    (1)        Buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

    (2)        Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as BACAP may select.

    (f)        BACAP will enter into an agreement with its affiliated company, Marsico Capital Management, LLC (“MCM”), under which MCM as a subcontractor to BACAP will provide some or all of the services to be provided by BACAP under this Agreement. It is understood and agreed that BACAP shall have full authority to delegate to MCM any and all of its duties, responsibilities, power and authority under this Agreement. ATFA agrees to accept such services from MCM and to cooperate reasonably with BACAP and MCM to facilitate the subcontracting arrangement.

2.     Obligations of ATFA. ATFA shall have the following obligations under this Agreement:

(a)     to keep BACAP continuously and fully informed as to the composition of the Fund’s investment portfolio and the nature of the Fund’s assets and liabilities from time to time;

(b)     to furnish BACAP with copies of each of the following documents and all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available;

    (1)        The Agreement and Declaration of Trust of IDEX, as filed with the State of Massachusetts, as in effect on the date hereof and as amended from time to time (“Articles”);

    (2)        The By-Laws of IDEX as in effect on the date hereof and as amended from time to time (“By-Laws”);

    (3)        Certified resolutions of the Board of IDEX authorizing the appointment of ATFA and BACAP and approving the form of the Advisory Agreement and this Agreement;

    (4)        IDEX Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Ex>change Commission (“SEC”) relating to the Fund and its shares and all amendments thereto (“Registration Statement”);

    (5)        The IDEX Prospectus on behalf of the Fund (as defined above); and

    (6)        A certified copy of any publicly available financial statement or report prepared for IDEX on behalf of the Fund by certified or independent public accountants, and copies of any financial statements or reports made by the Fund to its shareholders or to any government body or securities exchange.

(c)     to furnish BACAP with any further materials or information which BACAP may reasonably request to enable it to perform its functions under this Agreement;

to compensate BACAP for its services under this Agreement as set forth in Schedule A. The fee shall accrue daily and be paid monthly in arrears within 15 days after the end of each month. In the event that this Agreement shall be effective for only part of a period, then an appropriate pro-ration of the fee that would have been payable hereunder shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect.

3.     Brokerage.

    (a)        BACAP agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, BACAP may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if BACAP determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of BACAP with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to BACAP, or any affiliated person thereof, except in accordance with the federal securities laws and the rule and regulations thereunder.

    (b)        On occasions when BACAP deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of BACAP, BACAP, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by BACAP in the manner BACAP considers to be fair and equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

    (c)        Without limiting BACAP’s discretion in seeking best execution by placing orders and negotiating commissions with broker-dealers it selects, BACAP agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Fund shall be placed in accordance with reasonable standards set forth in the Advisory Agreement if ATFA timely brings them to BACAP’s attention, subject to compliance with applicable laws and procedures adopted by the Trustees of IDEX. ATFA may direct BACAP to effect a portion of all transactions in portfolio securities for the Fund through broker-dealers in a manner that will generate resources to help pay certain expenses that the Fund is required to pay or for which the Fund is required to arrange payment or for any other lawful purposes. BACAP will treat such a direction as a decision by ATFA to retain, to the extent of the direction, the discretion that BACAP otherwise would exercise to select broker-dealers and negotiate commissions for the Fund. There may be occasions when BACAP is unable to obtain best execution because, for example, BACAP cannot evaluate the services provided by the selected broker, the selected broker may not be as efficient in executing transactions as another broker, or the trade cannot be aggregated with other trades sent to other brokers.

    (d)        BACAP is authorized to place orders on behalf of the Fund through BACAP or any affiliate thereof if BACAP or its affiliate is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission (“CFTC”), to any of its affiliates that are brokers or dealers or FCBs or such other entities which provide similar services in foreign countries, or to such brokers or dealers that also provide research or statistical research and material, or other services to the Funds or BACAP. Such allocation shall be in such amounts and proportions as BACAP shall determine consistent with the above standards, and, upon, request, BACAP will report on said allocation to ATFA and Board of Trustees of IDEX, indicating the brokers, dealers or FCBs to which such allocations have been made and the basis therefor.

    (e)        In particular, BACAP may use Banc of America Securities, LLC (“BAS”), or any other broker or dealer affiliated with BACAP (“affiliated broker”), to execute trades for the Fund, provided that BACAP seeks best execution in using the affiliated broker. An affiliated broker will not act as principal for its own account, but may execute transactions as agent for the Fund on an exchange floor, and receive and retain all commissions, fees, and benefits without complying further with Section 11(a) of the Securities Exchange Act. An affiliated broker also may execute agency cross trades, in which it simultaneously acts as broker for the Fund and for another customer on the other side of the trade. Agency cross trades may enable BACAP to purchase or sell a block of securities for the Fund at a set price, and to avoid unfavorable price movements caused by trading a large order on the market. BACAP will comply with all legal requirements concerning the use of an affiliated broker, including Rules 10f-3 and 17e-1 under the Investment Company Act and Rule 206(3)-2 under the Investment Advisers Act. ATFA is aware that BACAP’s affiliation with an affiliated broker could give BACAP an indirect interest in commissions received by the affiliated broker, and that agency cross trades could create potentially conflicting divisions of loyalties and responsibilities because the affiliated broker acts for both sides of the trade. ATFA may at any time revoke its consent to the execution of agency cross trades for the Fund by giving written notice to BACAP or the affiliated broker.

4.     Purchases by Affiliates. Although BACAP will not purchase securities issued by the Fund, BACAP’s officers, directors, and employees may purchase from the Fund shares issued by the Fund at the current price available to the public, or at such price with reductions in sales charge as may be permitted in the current IDEX prospectus in accordance with Section 22(d) of the Investment Company Act of 1940, as amended (the “1940 Act”).

    5.        Services to other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of BACAP, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of BACAP, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

Sub-Adviser’s Use of the Services of Others. BACAP may, as noted above in section 1(f), (at its cost) employ, retain, or otherwise avail itself of the services or facilities of subcontractors such as MCM, or other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to transactions in specific securities, or such other information, advice, or assistance as BACAP may deem necessary, appropriate, or convenient for discharge of its obligations hereunder or otherwise helpful to the Fund, as appropriate, or in the discharge of BACAP overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

Limitation of Liability of the Sub-Adviser. Neither BACAP, MCM nor any of their respective officers, directors, or employees, or any other person performing executive, administrative, trading, or other functions for BACAP or MCM, the Fund (at the direction or request of BACAP) or ATFA in connection with BACAP’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by ATFA or the Fund, or for any error of facts or mistake of law contained in any report or date provided by BACAP or MCM, except for any error, mistake or loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties on behalf of the Fund or from reckless disregard by BACAP, MCM or any such person of the duties of BACAP pursuant to this Agreement.

No statement in this Agreement or any other document constitutes a representation by BACAP regarding the rate of growth or return of the Fund. Neither BACAP nor any of its officers, directors, or employees make any representations or warranties, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other BACAP client accounts.

      8.         Representations.

The parties hereto represent, warrant, and agree as follows:

    (a)        ATFA and BACAP each: (i) is registered as an investment adviser under the Advisers Act and any applicable state laws and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the other party of the occurrence of any event that would disqualify such other party from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

    (b)        BACAP has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and the Fund with a copy of such code of ethics, together with evidence of its adoption.

    (c)        BACAP has provided ATFA and IDEX with a copy of its Form ADV as most recently filed with the SEC and will annually furnish a copy of Part 2 of Form ADV to ATFA.

Any subcontractor such as MCM will also meet the requirements of this section 8.

    9.        Term of Agreement.

This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of IDEX who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; and (b) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of IDEX who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to IDEX, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

    10.        Termination of Agreement.

        Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund, or per the terms of the exemptive order–Release No. 23379–under Section 6(c) of the Act from Section 15(a) and Rule 18f-2 under the Act, on at least 60 days’ prior written notice to BACAP. This Agreement may also be terminated by ATFA: (i) on at least 60 days’ prior written notice to BACAP, without the payment of any penalty; or (ii) if BACAP becomes unable to discharge its duties and obligations under this Agreement. BACAP may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days’ prior notice to ATFA. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement. Upon any termination, fees shall be payable to BACAP through the effective date on a pro-rated basis in accordance with section 2(d).

    11.        Amendment of Agreement.

No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote or a majority of the Fund outstanding voting securities and a vote of a majority of those Trustees of IDEX who are no parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, unless otherwise permitted in accordance with the 1940 Act.

    12.        Miscellaneous.

    (a).        Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

    (b).        Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

    (c).        Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

    (d).        Interpretation. Nothing herein contained shall be deemed to require IDEX to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of IDEX.

    (e).        Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless ATFA and BACAP agree to the contrary.

    (f).        BACAP/Marsico Name: IDEX Mutual Funds may use any name including or derived from the name “BACAP” or “Marsico” in connection with a fund only for so long as this Agreement, or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall succeed to BACAP’s or Marsico’s business as investment adviser or distributor. Upon termination of this Agreement, ATFA and IDEX Mutual Funds (to the extent that it lawfully can) will cause the fund to cease to use such a name or any other name indicating that it is advised by or otherwise connected with BACAP or Marsico or any organization which shall have so succeeded to BACAP’s or Marsico’s business.

    13.        Compliance With Laws.

In all matters relating to the performance of this Agreement, BACAP will act in conformity with the IDEX Declaration of Trust, Bylaws, and current prospectus and with the instructions and direction of ATFA and the Fund’s Trustees.

BACAP shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations thereto (including any no-action letters and exemptive orders which have been granted by the SEC to IDEX, ATFA and/or BACAP and (2) with all other applicable federal and state laws and regulations pertaining to management of investment companies.

ATFA shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M of the Internal Revenue Code (“IRC”). In connection with such compliance tests, ATFA shall prepare and provide reports to BACAP within 10 business days of a calendar quarter end relating to the diversification of the Fund under Subchapter M. BACAP shall review such reports for purposes of determining compliance with such diversification requirements. If it is determined that the Fund is not in compliance with the requirements noted above, BACAP, in consultation with ATFA, will take prompt action to bring the Fund back into compliance within the time permitted under the IRC.

14.     Reference to Sub-Adviser. Neither ATFA nor IDEX will publish or distribute any information, including but not limited to registration statements, advertising or promotional material, regarding the provision of investment advisory services by BACAP pursuant to this Agreement, or use in advertising, publicity or otherwise the name of BACAP or any of its affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of BACAP or its affiliates, without the prior written consent of BACAP. Notwithstanding the foregoing, ATFA may distribute information regarding the provision of investment advisory services by BACAP to the Fund’s Board of Trustees (“Board Materials”) without the prior written consent of BACAP.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:		BANC OF AMERICA CAPITAL MANAGEMENT, LLC

By:	/S/ ROBERT B. CARROLL	By:	/S/ EDWARD D. BEDARD
Name:	ROBERT B. CARROLL	Name:	EDWARD D. BEDARD
Title:	ASSISTANT SECRETARY	Title:	MANAGING DIRECTOR

ATTEST:		AEGON/TRANSAMERICA FUND ADVISERS, INC.

By:	/S/ GAYLE A. MORDEN	By:	/S/ JOHN K. CARTER
Name:	Gayle A. Morden	Name:	John K. Carter
Title:	Assistant Vice President and Assistant Secretary	Title:	Vice President, General Counsel, Compliance Officer and Secretary

SCHEDULE   A

FUND	ANNUAL PERCENTAGE OF MONTHLY AVERAGE DAILY NET ASSETS	TERMINATION DATE
IDEX Marsico Growth	0.40% of the first $250 million of the Fund's average daily net assets; 0.375% of the next $250 million; 0.35% of the next $500 million in assets; and 0.30% of assets in excess of $1 billion	December 4, 2004

Exhibit B

Directors and Principal Officers of the Investment Adviser

The address of each director and principal officer is 570 Carillon Parkway, St. Petersburg, Florida 33716.

NAME AND POSITION WITH THE INVESTMENT ADVISER	PRINCIPAL OCCUPATION/POSITION
Brian C. Scott, Director, President and Chief Executive Officer	President and Chief Executive Officer, IDEX Mutual Funds (2002 - present);
President and Chief Executive Officer, ATSF
(2002 - present); President of Endeavor Management Co.
(June, 2001 to December 2001); Director, President and Chief
Executive Officer of Idex Management, Inc. (2001 - 2002);
Director, AEGON/Transamerica Investor Services, Inc.
(January, 2002 - present); Director, President and Chief
Operating Officer, AEGON/Transamerica Fund Services, Inc.
(January 2002 - present); President and Chief Executive
Officer, Transamerica Occidental Life Insurance Company
Separate Account Fund B (2002 - present); Chief Marketing
Officer, Financial Markets Division of AEGON(June, 1992 to
June, 2001); President and Chief Executive Officer,
Transamerica Income Shares, Inc. (2002 - present);
President, Director and Chairman, Transamerica Index Funds,
Inc. (2002 - present); Manager, Transamerica Investment
Management, LLC (March 2002 - present)

Larry N. Norman, Director and Chairman	President and Chairman, Transamerica Life Insurance
Company; Trustee of IDEX Mutual Funds (2002 - present);
President and Chief Executive Officer, ATSF (2002 - present);
Manager, Transamerica Occidental Life Insurance Company
Separate Account Fund B (2002 - present); Director,
Transamerica Income Shares, Inc. (2002 - present);
Director, Transamerica Index Funds, Inc. (2002 - present);
Manager, Transamerica Investment Management, LLC (March
2001 - present)

John K. Carter, Director, Sr. Vice President and Secretary	General Counsel, Vice President Compliance Officer and
Secretary, ATSF and IDEX Mutual Funds (1999 - Present);
Vice President and Counsel, Western Reserve Life Assurance
Co. of Ohio (June, 2000 - present); Vice President and
Counsel, Salomon Smith Barney (March, 1997 - May, 1999);
Assistant Vice President, Associate Corporate Counsel and
Trust Officer, Franklin Templeton Mutual Funds (September,
1993 - 1997)

Each Officer and Director as set forth above, except Mr. Carter, serve as a Director of the Fund; Mr. Carter serves as an Officer of the Fund.

Directors and Principal Officer of BACAP

The business address of each of the following persons is 101 S. Tryon Street, Charlotte, NC 28255.
NAME	POSITIONS/OFFICES HELD WITH SUB-ADVISER
Edward D. Bedard	Board of Managers, Chief Administrative Officer, Managing Director, Sr. Vice President and Treasurer
Robert H. Gorden	Board of Managers, President and CEO
Michael E. Kenneally	Chairman, Board of Managers and Chief Investment Manager
Peter D. Taube	Chief Financial Officer

Directors and Principal Officer of Marsico

The business address of each of the following persons is 1200 17th Street, Suite 1300, Denver, CO 80202.

NAME	POSITIONS/OFFICES HELD WITH SUB-ADVISER
Thomas F. Marsico	Chairman and CEO
Christopher J. Marsico	President
Christie L. Austin	Vice President, CFO and Treasurer
Mary L. Watson	Vice President, COO and Asst. Secretary
Thomas M.J. Kerwin	Vice President, Secretary and General Counsel
Robert H. Gorden	Director

No Officer or Director of IDEX is an Officer, employee, Director or shareholder of BACAP or Marsico. No Officer or Director of IDEX owns securities or has any other material direct or indirect interest in BACAP or Marsico.

Exhibit C

The following table sets forth certain information regarding registered investment companies with similar investment objectives to the Fund that are advised or sub-advised by BACAP.

NAME OF FUND WITH SIMILAR INVESTMENT OBJECTIVE	NET ASSETS AS OF DECEMBER 31, 2002	ANNUAL MANAGEMENT FEE RATE
Nations Marsico Growth Master Portfolio	$540,879,223	0.75% of average daily net assets
Nations Separate Account Trust Nations Marsico Growth Portfolio	$56,789,589	0.75% of average daily net assets
AEGON/Transamerica Series Fund, Inc. Marsico Growth	$102,574,299	0.80% of the first $250 million; 0.75% million of the next $250 million; 0.70% of the next $500 million; 0.60% over $1billion

The following table sets forth certain information regarding registered investment companies with similar investment objectives to the Fund that are advised or sub-advised by Marsico.

NAME OF FUND WITH SIMILAR INVESTMENT OBJECTIVE	NET ASSETS AS OF DECEMBER 31, 2002	ANNUAL MANAGEMENT FEE RATE
Marsico Investment Fund Marsico Growth Fund	$622,400,000	0.85% of average daily net assets
Nations Master Investment Trust Nations Marsico Growth Fund	$540,400,000	0.45% of average daily net assets
Nations Separate Account Trust	$56,800,000	0.45% of average daily net assets